Exhibit 4.35

KERR-MCGEE CORPORATION

ANADARKO PETROLEUM CORPORATION

to

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

Third Supplemental Indenture

Dated as of                 , 2019
Amending and Supplementing the Indenture
Dated as of August 1, 2001

THIRD SUPPLEMENTAL INDENTURE

THIS THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                          , 2019, by and among Kerr-McGee Corporation, a Delaware corporation (the “Company”), Anadarko Petroleum Corporation (the “Parent Guarantor”), a Delaware corporation and The Bank of New York Mellon Trust Company, N.A., a national banking association incorporated and existing under the laws of the United States of America (as successor in interest to Citibank, N.A.), as trustee under the indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS, the Company and the Trustee are parties to that certain Indenture, dated as of August 1, 2001, as supplemented by that certain First Supplemental Indenture, dated as of September 21, 2005, between the Company and the Trustee and that certain Second Supplemental Indenture, dated as of October 4, 2006, between the Company, the Parent Guarantor and the Trustee (as so supplemented, the “Indenture”), providing for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness in one or more series (the “Securities”), up to such principal amounts as may be authorized in or pursuant to one or more Board Resolutions;

WHEREAS, there are Outstanding on the date hereof Securities of two series consisting of $650,000,000 aggregate principal amount of the 6.950% Senior Notes due July 1, 2024 and $500,000,000 aggregate principal amount of the 7.875% Senior Notes due September 15, 2031 (collectively, the “Outstanding Securities”);

WHEREAS, pursuant to Section 9.02 of the Indenture, upon the request of the Company, with the consent of the Holders of not less than 50% in aggregate principal amount of the Outstanding Securities of all series affected by this Supplemental Indenture (voting as one class) (the “Requisite Consent”), the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into a supplemental indenture to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series;

WHEREAS, upon the terms and subject to the conditions set forth in its offer to exchange and solicitation of consents, dated as of                     , 2019, in respect of the Notes (the “Consent Solicitation Statement”), Occidental Petroleum Corporation, on behalf of the Company, has been soliciting consents (the “Consent Solicitation”) of, among others, the Holders of the Outstanding Securities to certain proposed amendments to the Indenture, requiring the Requisite Consent of Holders and to the execution of this Supplemental Indenture, as described in more detail in the Consent Solicitation Statement, and the Company has not obtained such Requisite Consent of Holders, and, as such, this Supplemental Indenture, the amendments set forth herein and the Trustee’s entry into this supplemental Indenture are authorized pursuant to Section 9.02 of the Indenture;

WHEREAS, pursuant to Sections 9.02, 9.03, 9.05, 1.02 and 1.03 of the Indenture, the Company has delivered to the Trustee a request for the Trustee to join with the Company in the execution of this Supplemental Indenture, along with (1) evidence of the Requisite Consent the Company has received from the Holders of the Outstanding Securities, as certified by Global Bondholder Services Corporation, (2) a copy of a Board Resolution authorizing the execution of this Supplemental Indenture, (3) an Officers’ Certificate and (4) an Opinion of Counsel; and

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by a Board Resolution and all acts, conditions and requirements necessary to make this Supplemental Indenture a valid and binding agreement in accordance with its terms and for the purposes set forth herein have been done and taken, and the execution and delivery of this Supplemental Indenture has been in all respects duly authorized.

NOW, THEREFORE, intending to be legally bound hereby, each of the Company, the Parent Guarantor and the Trustee has executed and delivered this Supplemental Indenture.

ARTICLE ONE

INDENTURE

SECTION 101. Effectiveness of Indenture.

(a)     Except as specifically provided in this Supplemental Indenture, the Indenture, as heretofore supplemented and amended, shall remain in full force and effect.  This Supplemental Indenture shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

(b)     The Company represents and warrants that each of the conditions of the Consent Solicitation as set forth in the Consent Solicitation Statement have been satisfied, or where permitted, waived, in all respects.

(c)      This Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto. Notwithstanding the foregoing sentence, this Supplemental Indenture shall become operative only upon the completion and settlement of the Consent Solicitation and the related exchange offers, with the result that the amendments to the Indenture effected by this Supplemental Indenture shall be not become effective if such Consent Solicitations and related exchange offers are terminated or withdrawn prior to completion or settlement. The Company shall promptly notify the Trustee if the Company shall determine that such closing will not occur.

ARTICLE TWO

AMENDMENTS TO THE INDENTURE

SECTION 201. Amendments to the Indenture.  Pursuant to Section 9.02 of the Indenture, the Company, the Parent Guarantor and the Trustee (in the case of the Trustee, acting in reliance upon the instructions and directions of the Holders of the Requisite Consent obtained pursuant to the Consent Solicitation Statement) hereby agree to amend or supplement certain provisions of the Indenture as follows:

(a)     Section 1.01 of the Indenture (Definitions) is hereby modified so that the defined term of “Officers’ Certificate” is amended and restated in its entirety by the following (and all references to the term “Officers’ Certificate” in the Indenture are replaced with “Officer’s Certificate”):

“”Officer’s Certificate” means a certificate signed by the Chairman of the Board, the President, a Vice President, the Treasurer or an Assistant Treasurer of the Company or the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.”

(b)     The fifth, sixth and seventh paragraphs of Section 3.07 of the Indenture (Temporary Securities) are hereby amended and restated in their entirety by the following:

“The Company may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more Global Securities shall, in whole or in part, no longer be represented by such Global Security or Securities. In such event, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities (or portion thereof).

If the Securities of any series shall have been issued in the form of one or more Global Securities and if an Event of Default with respect to the Securities of such series shall have occurred and be continuing, the Company will promptly execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

If specified by the Company pursuant to Section 3.01 or pursuant to a Company Order as described in the second preceding paragraph of this Section 3.07 with respect to Securities of a series, the U.S. Depositary for such series of Securities may surrender a Global Security for such series of Securities in exchange in whole or in part for Securities of such series in definitive form on such terms as are acceptable to the Company and such depositary. Thereupon, the Company shall execute and the Trustee shall authenticate and deliver, without charge:

(1) to each Person specified by the U.S. Depositary a new Registered Security or Securities of the same series, of any authorized denomination as requested by such Person in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and

(2) to the U.S. Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders thereof.”

(c)      Section 7.04 of the Indenture (Reports by Company) is hereby amended and restated in its entirety by the following:

“SECTION 7.04.  Reports by Company.

The Company shall comply with the provisions of Section 314(a) of the Trust Indenture Act to the extent applicable.”

(d)      Section 8.01 of the Indenture (Consolidations and Mergers of Company and Conveyances Permitted Subject to Certain Conditions) is hereby amended and restated in its entirety by the following:

“SECTION 8.01.  Consolidations and Mergers of Company and Conveyances Permitted Subject to Certain Conditions.

The Company may consolidate with or merge with or into any other Person, provided that in any such case, either the Company shall be the continuing Person, or the successor Person shall expressly assume the due and punctual payment of the principal of and interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such Person.”

(e)      Section 8.02 of the Indenture (Rights and Duties of Successor Corporation) is hereby amended and restated in its entirety by the following:

“SECTION 8.02.  Rights and Duties of Successor Corporation.

In case of any such consolidation or merger and upon any such assumption by the successor Person, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it has been named herein as the Company, and the predecessor Person shall be relieved of any obligation under this Indenture and the Securities. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

In case of any such consolidation or merger such changes in phraseology and form (but not in substance) may be made in the Securities thereafter issued as may be appropriate.”

(f)     Section 8.06 of the Indenture (When Guarantors May Consolidate or Merge) is hereby amended and restated in its entirety by the following:

“SECTION 8.06.  When Guarantors May Consolidate or Merge.

Except in the case of a Guarantor that is being disposed of in its entirety to another Person, the Company will not permit any Guarantor to consolidate with or merge with or into any Person unless:

(A) the resulting, surviving or transferee Person (if not a Guarantor or the Company) shall expressly assume all the obligations of such Guarantor under each of its Guarantees hereunder; and

(B) the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation or merger, and, if applicable, the assumption by the resulting or surviving Person of such Guarantor's obligations under each of its Guarantees hereunder, complies with the Indenture.

If the conditions set forth in (A) and (B) above are otherwise satisfied, the consolidation or merger of any Guarantor with or into any Person shall not be or be deemed to be a violation, default or breach by the Company or any Guarantor of any of the provisions of Article XV hereof.

In the event that a Guarantor is disposed of in its entirety (whether by merger, consolidation or sale of its capital stock), such Guarantor shall be released from its obligations under each of its Guarantees.”

(g)      Section 10.06 of the Indenture (Statement as to Default) is hereby amended and restated in its entirety by the following:

“SECTION 10.06.  Statement as to Default.

The Company will deliver to the Trustee, on or before a date not more than four months after the end of each fiscal year of the Company ending after the date hereof, a statement (which shall not be deemed an Officer’s Certificate and need not conform with any of the provisions of Section 1.02) signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and by the Treasurer or the Secretary or any Assistant Treasurer or any Assistant Secretary the Company, stating that in the course of the performance by the signers of their duties as officers of the Company and based upon a review made under their supervision of the activities of the Company during such year and of the Company’s performance under this Indenture they would normally obtain knowledge whether or not the Company is in default in the performance of any covenant or agreement contained herein, stating whether or not they have obtained knowledge that the Company is in default in the performance of any such covenant or agreement, and if so, specifying each such default of which the signers have knowledge and the nature thereof. For purposes of this Section, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.”

(h)      Section 16.06 of the Indenture (When Parent Guarantor May Consolidate or Merge) is hereby amended and restated in its entirety by the following:

“SECTION 16.06.  When Parent Guarantor May Consolidate or Merge.  Parent Guarantor will not consolidate with or merge with or into any Person unless:

(A)        the resulting, surviving or transferee Person (if not Parent Guarantor, a Guarantor or the Company) shall expressly assume all the obligations of Parent Guarantor under its Parent Guarantee hereunder; and

(B)         the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation or merger, and, if applicable, the assumption by the resulting or surviving Person of Parent Guarantor’s obligations under its Parent Guarantee hereunder, complies with the Indenture.

If the conditions set forth in (A) and (B) above are otherwise satisfied, the consolidation or merger of Parent Guarantor with or into any Person shall not be or be deemed to be a violation, default or breach by Parent Guarantor of any of the provisions of Article Sixteen hereof.”

(i)      The Indenture is hereby amended by deleting the following Sections and Articles of the Indenture and all references and definitions to the extent solely relating thereto in their entirety and replacing each such Section or Article with “[Intentionally Omitted]”:

(i)       Section 8.03 (Securities to be Secured in Certain Events);

(ii)       Section 8.05 (Limitation on Lease of Properties as an Entirety);

(iii)      Section 10.04 (Payment of Taxes and Other Claims);

(iv)      Section 10.05 (Maintenance of Principal Properties);

(v)      Section 10.07 (Corporate Existence);

(vi)      Section 10.08 (Limitation on Secured Debt); and

(vii)     Section 10.09 (Limitation on Sales and Leasebacks).

SECTION 202. Amendments to the Outstanding Securities.

The Outstanding Securities are hereby amended to delete or modify all provisions inconsistent with the amendment to the Indenture effected by this Supplemental Indenture, and each Global Security shall be deemed supplemented, modified and amended in such manner as necessary to make the terms of such Global Security consistent with the terms of the Indenture, as amended by this Supplemental Indenture.  To the extent of any conflict between the terms of the Global Security and the terms of the Indenture, as amended by this Supplemental Indenture, the terms of the Indenture, as amended by this Supplemental Indenture, shall govern and be controlling.

ARTICLE THREE

MISCELLANEOUS PROVISIONS

SECTION 301. Trustee.

The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended.  Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, and the Trustee makes no representation with respect to any such matters.  Additionally, the Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.  For the avoidance of doubt, the Trustee, by executing this Supplemental Indenture in accordance with the terms of the Indenture, does not agree to undertake additional actions nor does it consent to any transaction beyond what is expressly set forth in this Supplemental Indenture, and the Trustee reserves all rights and remedies under the Indenture, as amended by this Supplemental Indenture.

SECTION 302. Capitalized Terms.

Capitalized terms used herein and not otherwise defined herein are used with the respective meanings ascribed to such terms in the Indenture.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

SECTION 303. Provisions Binding on Successors.

All of the covenants, stipulations, promises and agreements made in this Supplemental Indenture by each of the parties hereto shall bind its successors and assigns whether so expressed or not.

SECTION 304. Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 305. Governing Law.

This Supplemental Indenture shall be deemed to be a contract made under the law of the State of New York and for all purposes shall be construed in accordance with the law of said State.

SECTION 306. Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.  This Supplemental Indenture shall become effective and constitute a binding agreement between the parties hereto when counterparts hereof shall have been executed and delivered by each of the parties hereto.

SECTION 307. Separability Clause.

In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 308. Conflicts.

To the extent of any inconsistency between the terms of the Indenture and this Supplemental Indenture, the terms of this Supplemental Indenture will control.  If any provision hereof limits, qualifies or conflicts with another provision hereof or of the Indenture which is required to be included in the Indenture by any of the provisions of the Trust Indenture Act, such required provisions shall control.

SECTION 309. Entire Agreement.

This Supplemental Indenture, together with the Indenture, constitutes the entire agreement of the parties hereto with respect to the amendments to the Indenture set forth herein.

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IN WITNESS WHEREOF, the parties hereto have executed this Third Supplemental Indenture as of the date first above written.

KERR-MCGEE CORPORATION

By:
Name:
Title:

Attest:

Name:
Title:

ANADARKO PETROLEUM CORPORATION, as Parent Guarantor

By:
Name:
Title:

Attest:

Name:
Title:
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

Attest:

Name:
Title: